Amended and Restated

                              Consulting Agreement

This Amended and Restated Consulting Agreement (the "Agreement"), dated effective as of December 29, 2000 (the "Effective Date"), is by and between FIRST SCIENTIFIC CORPORATION, a Delaware corporation with its principal place of business at 1877 W. 2800 South, Ogden, Utah 84401, and any existing or future subsidiary thereof (the "Company"), and PHARMULATIONS, L.C., a Utah limited liability company with its principal place of business at 3655 Mt. Ogden Drive, Ogden, Utah 84403 ("Pharmulations"). This Agreement amends and supersedes that certain Consulting Agreement between the parties dated effective October 1, 1998.

1. Term. The services of Pharmulations began effective October 1, 1998 and shall continue for seventy-two months from such date (the "Consulting Period"). This Agreement shall thereafter automatically renew for additional one-year terms, unless either party notifies the other, at least ninety (90) days prior to the end of a term, that it does not wish to renew this Agreement.

2. Duties and Services. Pharmulations is assisting and shall continue to assist the Company in the role of chief scientific advisor and shall advise the Company with respect to all of the Company's products existing as of the date hereof, proposals for improving such products, future products developed pursuant to the Master Development Agreement between the Company and Pharmulations of even date (the "Development Agreement"), and regulatory testing and compliance issues for such products (the "Services"), subject to the terms and conditions of this Agreement. The parties acknowledge that the Services are being provided by Pharmulations on a part-time, non-exclusive basis. The Company recognizes that Pharmulations and its employees are not exclusively retained by the Company and that it and they may be involved in activities for Pharmulations pursuant to the Development Agreement and others during the term of this Agreement. The Company shall not acquire rights with respect to any products or technologies developed by Pharmulations for third parties. As a result of its activities under the Development Agreement, Pharmulations may from time to time in the future develop new products, which products the Company may include in its product line. Should the Company include in its product line products developed under the Development Agreement and unless the parties provide otherwise in the SOW (as defined in the Development Agreement) pursuant to which such new product is developed, Pharmulations shall thereafter render Services (as defined above) with respect to such new products. The Services shall be performed primarily in the state of Utah. Pharmulations shall have each of its employees providing services to the Company promptly execute the form of Confidentiality and Services Agreement attached as Exhibit A hereto.

3.   Intellectual Property Ownership.

     3.1.      Definition of Works. Pharmulations expressly agrees that

               everything   Pharmulations   (including   its   employees   and
               independent contractors, for purposes of this Section 3) creates, writes or develops, in the course of providing the Services to the Company with respect to the Company's products and technologies as of the date hereof shall be "works made for hire" as defined by U.S. copyright law and the property of the Company, including ideas, inventions, written materials, suggestions, processes, techniques, and Confidential or Proprietary Information (as defined in Section 4) with respect to such products, whether or not published, patented, copyrighted, registered or suitable therefor, and all intellectual property rights therein, that are made, developed, written, conceived or first reduced to practice by Pharmulations in part or in whole, whether alone or with others, during the Consulting Period, including all improvements and enhancements to such products (collectively, "Works"). Pharmulations' previously developed works for the Company that shall constitute "Works", as described herein, are specifically listed and set forth in Exhibit B hereto.

     3.2. Obligations. Pharmulations agrees to promptly disclose the existence, properties and use of any Works to the Company. To the extent the above "work for hire" doctrine may be legally inapplicable for any reason, Pharmulations hereby assigns to the Company all right, title and interest in the Works, including all rights of patent, copyright and other intellectual property rights, and agrees to execute at the Company's request a subsequent document as further evidence of this assignment. Pharmulations also agrees to assist the Company, at the Company's expense, as reasonably requested in any efforts the Company may make to obtain a patent or other intellectual property protection with respect to the Works or any portion thereof.

     3.3. Ownership of Rights. The Company shall be the sole owner of the Works and all rights therein throughout the world, including without limitation all intellectual property rights therein. Pharmulations and the Company agree that the Company may use the Works provided to it under this Agreement in its sole discretion.

4.       Confidential Information.


     4.1. Definition. "Confidential or Proprietary Information" means all present and future confidential or proprietary information belonging to the Company, whether in written, electronic or oral form, and whether developed by Pharmulations or by other Company independent contractors, employees or agents, including but not limited to product formulations, inventions, processes, product development information, technology, trade secrets, ideas, business and marketing plans and information, pricing information, product test results, customer names and data, and all other information marked as confidential or which reasonably should be understood to be confidential or proprietary, whether or not so marked. However, Confidential or Proprietary Information does not include information that Pharmulations can show is or has become available for unrestricted public use, without breach of this or any other agreement.

     4.2. Obligations of Confidentiality and Non-Use. Pharmulations acknowledges that in the course of providing Services to the Company, Pharmulations may receive and/or develop Confidential or Proprietary Information, which shall remain the sole property of the Company. Pharmulations agrees that, except as appropriate in connection with the Company's business, Pharmulations shall not at any time (i) disclose or deliver Confidential or Proprietary Information to any person; (ii) use such information in any manner, or (iii) use any Confidential or Proprietary Information for the direct or indirect benefit of any person or entity other than the Company, except as the Company may otherwise consent or direct in writing. Pharmulations agrees to use reasonable and diligent efforts to maintain the proprietary nature, security and/or confidentiality of all Confidential or Proprietary Information. Pharmulations shall also keep confidential any information provided by any client or other third party to the Company under obligation of confidentiality. Pharmulations shall promptly notify the Company if Pharmulations becomes aware of any misuse or wrongful disclosure of Confidential or Proprietary Information by any person. All obligations of confidentiality shall survive termination of this Agreement for a period of five
               (5) years.

5. Payment Terms. In consideration of the Services and Works provided by Pharmulations, the Company agrees to pay Pharmulations a consulting fee that is currently in the amount of $9,000 per month (as of October 1, 2000), payable on the 15th day of each month. Such monthly amount shall increase by $1,000 effective of each October 1 anniversary date during the term of this Agreement. In addition, the Company may pay such annual bonuses (stock and/or cash) as the Company determines, in its business judgment, to be warranted, based upon Pharmulations' services and value to the Company. The Company will reimburse Pharmulations for its reasonable legal fees incurred in the negotiation of this Agreement.

6.       Termination.

     6.1.      Termination   for  Cause.  Either  party  may  terminate   this
               Agreement if the other party breaches any material term of this Agreement and fails to correct such breach within 30 days following written notice thereof from the non-breaching party.

     6.2. Immediate Termination. The Company may terminate this Agreement immediately in the event that:

             6.2.1. Pharmulations  or  any of  its  employees  commits  any  act of intentional wrongdoing that materially and adversely affects the Company or its reputation, including any act of theft, embezzlement, obtaining funds or property under false pretenses, gross misconduct, disloyalty or breach of trust against the Company; or

             6.2.2. Dr. Edward  Walker ("Dr.  Walker")  becomes  permanently disabled, dies or ceases to be the owner of at least 66% of the ownership interests in Pharmulations.

          The parties acknowledge and agree that Dr. Walker's personal services are material to this Agreement and that the termination provisions of this Section are reasonable. However, in the event of termination due to Dr. Walker's permanent disability the Company agrees to continue to pay the consulting fees described in Section 5 for a period of twelve
          (12) months from the date of such termination.

     6.3. Termination Without Cause. The Company may also terminate this Agreement at any time with or without cause upon written notice to Pharmulations, provided that the Company shall pay to Pharmulations, in a single lump sum, an amount equal to monthly compensation provided for in Section 5, multiplied by the lesser of (i) twelve (12) months, or (ii) the number of months remaining in the then-current term of this Agreement.

     6.4. Effect of Termination. If Pharmulations terminates this Agreement for a material breach by the Company under Section 6.1, the Company shall, notwithstanding the termination, continue to pay Pharmulations the payments described in Section 5 for a period of twelve (12) months after such termination. If the Company terminates this Agreement under Section 6.1 or 6.2, the Company's payment obligations under Section 5 shall cease as of the termination date (excluding, however, termination because of Dr. Walker's permanent disability under Section 6.2.2). After expiration or termination of this Agreement pursuant to Sections 6.1, 6.2 or 6.3, within thirty (30) days after termination of this Agreement, Pharmulations agrees to return all documents and tangible items in its or its employees' possession or control that contain any part of the Works or Confidential or Proprietary Information received or created by Pharmulations for the Company, and destroy any additional electronic copies of such information that are in its possession or control. The parties will continue to be bound by all obligations described in Sections 3, 4, 7, 8, 9, 10 and 11 after the termination of this Agreement pursuant to Sections 6.1, 6.2 or 6.3.

     6.5 Termination for Future Conflicts. In the event the Company shall announce the intent to or hereafter acquire or develop products or technologies which may be at such time directly or indirectly competitive with products or technologies of Pharmulations or which Pharmulations has developed or is then developing for third parties (the "Competing Products"), Pharmulations shall promptly notify the Company of the existence of the Competing Products, and related duties to third parties, if any. Thereafter, Pharmulations shall provide to the Company such information concerning the Competing Products as the Company may reasonably request in order for the Company to determine whether, in its judgment, the Competing Products would compete with the products to be acquired or developed; provided, however, that Pharmulations shall not be required to disclose to the Company information which would constitute a trade secret of

               Pharmulations   or  violate  the  terms  of  any   non-disclosure
               agreement between Pharmulations and any third party. If the Company determines that the Competing Products are directly or indirectly competitive with the products to be acquired or developed by the Company, then the Company may elect waive its rights concerning the covenant not to compete with respect to the Competing Products and to exclude Pharmulations from access to information, whether Proprietary or Confidential Information or otherwise, concerning the products to be acquired or developed. Alternatively, the Company may notify Pharmulations of its determination that the products to the acquired or developed compete with the Competing Products, at which time Pharmulations shall have two (2) options:

             6.5.1 Pharmulations may elect to terminate this Agreement. Should Pharmulations elect to terminate this Agreement, then
                    (i) the Company  shall pay the  consulting  fee described in
                    Section 5 for a period of twelve (12) months from the date of such termination, (ii) within thirty (30) days after termination of this Agreement, Pharmulations shall return all documents and tangible items in its or its employees' possession or control that contain any part of the Works or Confidential or Proprietary Information received or created by Pharmulations for the Company, and destroy any additional electronic copies of such information that are in its possession or control and (iii) the parties will continue to be bound by all obligations described in Sections 3, 4, 7 (but excluding all prohibitions set forth herein on Pharmulation's production, marketing, distribution or sales of the Competing Products), 8, 9, 10 and 11 after the termination of this Agreement.

             6.5.2 Pharmulations may elect to cease its production, marketing, sales or any other form of distribution of the Competing Products and/or terminate its relationship(s) with any third parties concerning the Competing Products. In such event, Pharmulations shall (i) provide the Company with such information as it shall reasonably request for the Company to determine that Pharmulations has ceased its production, marketing, sales or other distribution of the Competing Products and/or terminated its relationship(s) with any third parties concerning the Competing Products and (ii) Pharmulations shall execute an addendum to this Agreement pursuant to which the Competing Products shall become subject to Section 7 hereof.

7.       Covenant Not to Compete.

     7.1. Covenant Not to Compete. During the term of this Agreement and for twelve (12) months thereafter, Pharmulations covenants that it will not compete in any manner, directly or indirectly, including participating as an advisor, principal, agent, owner, consultant or employee, with the business of manufacturing,
               marketing,   distributing  or  selling   products  that  compete,
               directly or indirectly, with products developed or sold by the Company during the term of this Agreement anywhere in the world; provided, however, that the foregoing covenant (i) does not apply to any of the projects, products or inventions identified in
               Exhibit "C" attached hereto, and (ii) does not apply to Pharmulations present or prior work with cranberries. The Company agrees to keep and maintain the contents of Exhibit "C" confidential and will not disclose the same to any third party without the prior consent of Pharmulations or as required pursuant to service of process.

     7.2. Scope of Restrictions. Pharmulations acknowledges and agrees that (a) the foregoing restrictions are reasonable and are properly required for adequate protection of the business and good will of the Company, given the Confidential and Proprietary Information that it has obtained and will be obtaining from the Company and the fact that its services are of a special and unique character that have a particular value to the Company; (b) that the Company has a legitimate business purpose in requiring Pharmulations to abide by the above restrictive covenants; and
               (c) that the Company has a worldwide market for its products and that the worldwide geographic scope of this covenant is therefore reasonable. Section 7.1 is intended to be construed as a series of separate covenants, one for each city, county, state, country or geographic area in the territory described above. Except for geographic coverage, each such separate covenant shall be deemed identical in terms.

8. Warranties. Pharmulations represents and warrants that (i) it is able to perform the Services and grant the rights specified in this Agreement and does not have any present understanding or agreement with anyone else which restricts or interferes with its ability to perform such Services and grant such rights; and (ii) it will not violate any rights, including intellectual property rights, of any third party in providing information, Services or Works to First Scientific. If First Scientific expands its product lines or business in such a way that it becomes competitive with Pharmulations' other development and consulting activities, Pharmulations will give prompt notice to First Scientific and the parties will negotiate in good faith to resolve such issues.

9.       Indemnification.

     9.1. By Pharmulations. Pharmulations shall indemnify, defend and hold the Company harmless from and against any and all costs, losses, liabilities and expenses of any type whatsoever (including reasonable attorneys' fees to enforce this indemnification) arising out of Pharmulations' grossly negligent or intentionally wrongful activities and omissions.

     9.2. By the Company. The Company shall indemnify, defend and hold Pharmulations harmless from and against any and all costs, losses, liabilities and expenses of any type whatsoever (including reasonable attorneys' fees to enforce this indemnification) arising out of the Company's grossly negligent or intentionally wrongful activities or omissions.

     9.3. Procedure. The party wishing to be indemnified shall give the other party prompt written notice of any claim or action for which it believes it is entitled to be indemnified. The indemnified party shall give the indemnifying party sole control over the defense of the claim and shall cooperate and assist the indemnifying party as reasonably requested in the defense of the claim, at the indemnifying party's expense. The indemnified party may, at its option and expense, choose to be represented by separate counsel in any such legal action.

10. Independent Contractor. In creating, preparing and furnishing the Services to the Company, Pharmulations is acting as an independent contractor and not as an agent or employee of the Company or as the Company's partner or joint venturer. Neither party may bind the other to any agreement with anyone else. Any access to the Company premises granted to Pharmulations will not be construed as indicating that Pharmulations is an employee of the Company or that Pharmulations has the rights or restrictions of an the Company employee. Pharmulations shall be solely responsible for and will file, on a timely basis, all tax returns and payments required to be filed with or made to any federal, state or local tax authority with respect to Pharmulations' performance of services and receipt of fees under this agreement.

11.      Miscellaneous.

     11.1.     Governing   Law.  This   agreement  is  governed  by  Utah  law
               (excluding   conflicts   of  laws   provisions).   The   parties
               consent to the exclusive jurisdiction and venue of Utah state and federal courts in any action arising out of this Agreement. If a dispute shall arise concerning this agreement, the prevailing party shall be entitled to recover from the non-prevailing party all attorneys' fees and costs incurred by the prevailing party in connection with such dispute, regardless of whether such dispute results in the filing of a lawsuit.

     11.2. Entire Agreement; Amendment; Waiver. This Agreement constitutes the entire agreement of the parties regarding the subject matter hereof and supersedes all prior representations, proposals, discussions, and communications, whether oral or in writing, including the prior form of this Consulting Agreement between the parties, except to the extent otherwise expressly provided herein. Except as otherwise specifically provided herein, this Agreement may be modified only in a written document signed by the party sought to be bound. No waiver of any default by the other party or the breach by the other party of its obligations to perform hereunder shall be deemed a waiver of any future or other defaults or breaches, even if of the same nature.

     11.3. Incorporation of Addendum. The terms of the Addendum dated effective October 1, 1998, attached to the original version of this Agreement, are hereby reaffirmed and incorporated herein by reference.

     11.4. Severability. If any term of this Agreement is deemed invalid or unenforceable by a court, the court shall modify such term to the minimum extent necessary to make it valid and enforceable. If the term cannot be so modified, it shall be severed and the remainder of this agreement shall remain in full force and effect.

     11.5. Injunctive Relief. Pharmulations acknowledges and agrees that the services to be rendered by it are of a special, unique and extraordinary character and that the Confidential or Proprietary Information revealed to it are extremely sensitive and vital to the business of the Company and, therefore, that the remedy at law for any breach of its covenants made in this Agreement, including the covenants not to compete or solicit and the covenant of confidentiality, shall be inadequate and that the Company shall be entitled to injunctive relief, in addition to any other remedy it might have, including damages and the right to recover reasonable attorneys' fees, if it becomes necessary for the Company to enforce its rights under this Agreement, without the necessity of posting bond.

     11.6. Assignment; Binding Effect. Neither this Agreement nor any of the rights or obligations of Pharmulations arising under this Agreement may be assigned or transferred without the Company's prior written consent. This Agreement is for the benefit of and will be binding upon the parties and their respective representatives, successors and permitted assignees.

First Scientific Corporation                Pharmulations, L.C.

By:____________________________________     By:_________________________________

Title:_________________________________     Title:______________________________

Date:___________________________________    Date:_______________________________

                                    EXHIBIT A

             Form of Employee Services and Confidentiality Agreement

See attached agreement form.

                                    EXHIBIT B

     List of Pharmulations' Works Previously Developed for First Scientific

                                       8